Exhibit 3(ii)

Effective Date: April 27, 2014

THIRD AMENDED AND RESTATED

BYLAWS OF

PACCAR Inc

ARTICLE I

Directors

Sec. 1. The affairs of the Company shall be managed by a Board of Directors. The number of Directors shall be determined by the Board of Directors. The Board of Directors shall be divided into three classes as nearly equal in number as possible.

The term of office of the Directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 1987, Class II at the second succeeding annual meeting of stockholders in 1988 and Class III at the third succeeding annual meeting of stockholders in 1989. At each annual meeting of stockholders after such initial classification, Directors chosen to succeed those whose terms then expire at such annual meeting shall be elected for a term of office expiring at the third succeeding annual meeting of stockholders after their election. Newly created directorships resulting from an increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until the Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

No person who is seventy two (72) years of age or older shall be eligible for election as a Director. The term of any person serving as a Director shall expire automatically on the day preceding the first annual meeting of stockholders following the Director’s seventy second (72nd) birth date.

ARTICLE II

Meetings of Directors

Sec. 1. The Board of Directors shall hold a meeting for organization and all other business in connection with the annual meeting of the stockholders.

Sec. 2. Meetings of the Board of Directors may be called by the Chairman at any time on five days’ notice if such notice thereof is given electronically or personally or on seven days’ notice if such notice is given by mail to each member of

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the Board. Meetings of the Board of Directors shall also be called upon like notice by the Secretary of the Company at any time upon written request therefor signed by a majority of the Directors filed therewith. Calls for meetings shall be deemed given when deposited in the United States mail postage prepaid or delivered electronically as the case may be, and addressed to a member of the Board at his last known delivery address.

Sec. 3. Meetings of the Board of Directors shall be held at the place, either within the State of Delaware or elsewhere, and on the date and at the hour designated in the call therefor.

Sec. 4. Any irregularity in calling or holding meetings may be cured by ratification of the proceedings signed by all the Directors and entered upon the minute book. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the minutes of the Board.

Sec. 5. At Directors’ meetings, half or more of the Board shall constitute a quorum for the transaction of business, and the concurring vote of a majority of the Directors present shall be sufficient to pass any measure. If less than a quorum be present at any meeting, the chairman of the meeting may adjourn it from time to time until a quorum be present.

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ARTICLE III

Stockholders’ Meetings

Sec. 1. The annual meeting of the stockholders shall be held at such place on such day during the first half of each calendar year and at such hour as may be designated by the Board of Directors.

Sec. 2. The Secretary shall give written notice of the annual meeting to all stockholders of record by any means authorized by the Board of Directors and Delaware law not less than ten (10) days nor more than sixty (60) days before the date of the meeting.

Sec. 3. At all stockholders’ meetings a majority of all the stock issued and outstanding and having voting power shall constitute a quorum for the transaction of business. If a lesser amount of stock be present or represented, the chairman of the meeting shall adjourn it from time to time until a quorum be present - but no such adjournment shall be longer than for one week at a time. This quorum requirement shall have no effect upon the affirmative vote required for approval of the actions stated in Article SEVENTH of the Company’s Certificate of Incorporation or as provided in Article EIGHTH for amendment of that Article.

Sec. 4. Special meetings of stockholders may be called from time to time by a majority of the Board of Directors. Special meetings shall be held solely for the purpose or purposes specified in the notice of meeting.

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Sec. 5. At an annual meeting of the stockholders only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors, or (b) by any stockholder of the Company who complies with Rule 14a-8 of the Securities Exchange Act of 1934, or any successor thereof, or (c) by any stockholder of the Company entitled to vote at the meeting who complies with the notice procedures set forth in this Section 5. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company, the business must otherwise be a proper matter for stockholder action and the stockholder must be a stockholder of record at the time notice is given. To be timely, a stockholder’s notice must be received at the principal executive offices of the Company, not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, and the reasons for conducting such business at the annual meeting; (b) the name and address, as they appear on the Company’s books, of the

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stockholder proposing such business; (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 5. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not a proper matter for stockholder action or not properly brought before the meeting in accordance with the provisions of this Section 5. If he should so determine and declare, any such business shall not be transacted.

Sec. 6. Only persons who are nominated in accordance with the procedures set forth in this Section 6 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Company who is a stockholder of record at the time the nomination is made, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section 6. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be received

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at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company’s books, of such stockholder and (ii)the class and number of shares of the Company which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the Company that information required to be set forth in the stockholder’s notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in this Bylaw. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws. If he should so determine and declare, the defective nomination shall be disregarded.

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Sec. 7. (A) Except as provided in this Bylaw, and subject to the rights of holders of any series of Preferred Stock to elect Directors under specified circumstances, each Director nominee in an uncontested director election shall be elected by the affirmative vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50 percent of the number of votes cast with respect to that Director’s election. Votes cast shall include direction to withhold authority in each case, but exclude “abstentions” and “broker nonvotes” with respect to that director’s election. If the number of nominees for election as Directors exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the affirmative vote of a plurality of the votes cast at any meeting at which a quorum is present. The determination of whether an election is a “Contested Election” shall be made by the Secretary as of the close of the applicable notice of nomination period set forth in Article III Section 6 of the Bylaws or under applicable law based on whether notice of nomination was timely filed. If one

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or more director notices of nomination are withdrawn at least ten days prior to the date the Company first mails its notice of meeting and proxy statement in connection with such election of Directors, such that the number of candidates for election as Director no longer exceeds the number of Directors to be elected, the election shall not be considered a Contested Election. In all other cases, once an election is determined to be a Contested Election, Directors shall be elected by a vote of a plurality of the votes cast.

(B) If one or more incumbent nominees for Director fails to receive a majority of the votes cast in an uncontested director election, each such Director shall promptly tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation. The Board of Directors will review the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation within ninety (90) days from the date of the certification of the election results. If the Board of Directors accepts a director’s resignation pursuant to this Bylaw, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the Board of

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Directors may fill any resulting vacancy or may adjust the size of the Board of Directors pursuant to the provisions of Article I, Section 1 of the Bylaws.

Sec. 8. At all stockholders’ meetings, stockholders may vote in person or by proxy.

Sec. 9. The deposit in any general or branch post office of a notice of any general or special meeting of stockholders enclosed in a sealed and fully postpaid envelope and addressed to a stockholder at his post office address shown on the books of the Company shall be, as to the stockholder so addressed, sufficient notice of such meeting. Notice by electronic transmission as authorized by Delaware law is also sufficient notice of such meeting.

ARTICLE IV

Inspectors of Election

Sec. 1. Prior to each meeting of stockholders, the Chairman shall appoint two or more Inspectors of Election who shall verify all proxies, report the number of shares represented by proxy and by actual attendance at the meeting, count all votes cast, and report in writing the result of all voting.

All questions raised by the stockholders regarding the qualification of votes, the validation of proxies and the acceptance or rejection of votes shall be decided by the Chairman of the meeting.

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ARTICLE V

Officers

Sec. 1. The officers of the Company shall be the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents (any of whom may be designated Executive or Senior Vice President by the Board of Directors or the Chairman by a writing filed with the Secretary), a Treasurer, a Secretary, and such other officers as may be provided for from time to time by resolution of the Board of Directors. Such officers shall have the powers and perform the duties prescribed by these Bylaws or as may from time to time be prescribed by the Board of Directors or by the Chairman. Each officer shall hold office until his successor is elected and qualified or until his earlier resignation, retirement or removal.

Sec. 2. The Chairman shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. The Chief Executive Officer shall have the responsibility for the general management and control of the affairs and business of the Company and shall have all powers which are commonly incident to the office of chief executive or which are delegated

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to him by the Board of Directors. He shall have general supervision and direction of all of the officers and agents of the Company and by a writing filed with the Secretary may from time to time designate titles for employees and agents as may be appropriate in the conduct of the affairs of the Company, and in the same manner, may terminate such titles. In the absence of the Chairman or at his request, the Chief Executive Officer shall preside at meetings of the stockholders.

Sec. 3. The President shall have such powers as may be conferred upon him from time to time by the Chief Executive Officer or by the Board of Directors.

Sec. 4. A Vice President or Vice Presidents shall have such powers and perform such duties as the Board of Directors, Executive Committee or the Chief Executive Officer may from time to time direct or prescribe.

Sec. 5. The Secretary shall coordinate the Company’s contacts and communications with its stockholders and with those Government agencies having cognizance over such matters, shall attend to the giving of the necessary notice of all meetings of stockholders and of Directors, shall keep a record of all transactions, proceedings and voting at all meetings, shall have charge of and general supervision over the stock and transfer books of the Company, shall prepare and keep open for inspection all lists of stockholders and other lists and records required

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by statute. He shall have charge of and safeguard those records of the Company which are caused to be entered in the Corporate Documents Ledger. He shall have custody of the Corporate Seal of the Company and he shall have the authority to affix the same to any instrument and when so affixed, it may be attested by his signature. He shall perform such other duties as may be required by the Board of Directors or Executive Committee.

Sec. 6. The Chief Executive Officer and such other officers, employees, or agents of the Company as may be specifically authorized and to the extent authorized by the Chairman in writing so to do, shall have the right to enter into such agreements and to execute such documents as are or become necessary in the ordinary course of the Company’s business.

ARTICLE VI

Corporate Stock

Sec. 1. Shares of the Company’s stock may be certificated or uncertificated, as provided under Delaware law. Certificates of stock shall be signed by the Chairman and by the Secretary. Facsimiles of the signatures of any one or all of the officers designated to sign certificates of stock of this Company may be used in lieu of manual signatures, provided each certificate bearing facsimile signatures of the officers is countersigned by a transfer agent appointed by the Board of Directors or the Executive Committee.

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Sec. 2. Transfers of stock shall be recorded on the books of the Company either in person or by legal representative and, in the case of stock represented by a certificate, upon surrender of the certificate. In case any certificate be lost, stolen or destroyed, the Board of Directors may order a new certificate or uncertificated shares be issued in its place upon receiving satisfactory proof of its loss and such security as it deems proper. On surrender of any outstanding certificate, it shall be at once cancelled.

Sec. 3. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders not more than sixty (60) nor less than ten (10) days before the date of such action and may cause the stock transfer books to be closed for a stated period but not to exceed, in any case, sixty (60) days.

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ARTICLE VII

Place of Keeping Corporate Books

Sec. 1. The Board of Directors shall designate at what place the books of the Company shall be kept.

ARTICLE VIII

Executive Committee

Sec. 1. The Board of Directors may appoint from among their number, but only by vote of a majority of their entire number, an Executive Committee of not less than three nor more than five members which shall have all the power of the Board of Directors when the Board of Directors shall not be in session; except the Executive Committee shall not have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or revocation of a dissolution, amending the Bylaws of the Corporation, or, unless authorized by resolution of the Board of Directors, declaring a dividend or authorizing the issuance of stock. The Board of Directors shall fill vacancies in the Executive Committee from the Directors. All action by the Executive Committee shall be reported to the Board of Directors

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at its meeting next succeeding such action. The Executive Committee shall determine its manner of proceeding. It may act without being formally convened and the affirmative vote of a majority of all members of the Executive Committee present when three or more are present or a unanimous vote of two when two are present shall be necessary to its adoption of any resolution or approval of any action.

ARTICLE IX

Fiscal Year

Sec. 1. For purposes of accounting and for all other purposes, the fiscal and tax year of this Company shall run from January 1st to December 31st in each year.

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